Exhibit 10.1

AMENDMENT NO. 1 TO

BIO-KEY INTERNATIONAL, INC.

2023 STOCK INCENTIVE PLAN

This Amendment No. 1 (the “Amendment”) to the BIO-key International, Inc. 2023 Stock Incentive Plan (the “Plan”) is effective as of August 8, 2025, the date it was approved by the Company’s stockholders. Capitalized terms used but not defined herein have the same meanings as in the Plan.

WHEREAS, the Company currently awards incentive compensation to Eligible Recipients under the Plan, which was approved by the Company’s stockholders and became effective on December 14, 2023.

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan by 700,000 shares.

WHEREAS, this Amendment requires the approval of the Company’s stockholders.

WHEREAS, the Board, upon the recommendation of the Compensation Committee, which has been designated as the Committee by the Board under Section 2.8 and Section 3.1 of the Plan, approved this Amendment on June 18, 2025, subject to the approval of the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders, to increase the number of shares of Common Stock reserved for issuance under the Plan by 700,000 shares, from 333,334 shares to 1,033,334 shares, and to amend the Plan as set forth in this Amendment.

NOW, THEREFORE, the Plan shall be amended as follows:

1.          Section 4.1 of the Plan is hereby amended and restated in its entirety to read:

“4.1.     Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.4 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan will be 1,033,334.”

2.         Section 4.2(a) of the Plan is hereby amended and restated in its entirety to read:

“(a)    the maximum aggregate number of shares of Common Stock that will be available for issuance pursuant to Incentive Stock Options under this Plan will be 1,033,334 shares (except in the case of Incentive Stock Options granted as a result of the Company’s assumption or substitution of like awards issued by any acquired, merged or consolidated entity pursuant to the applicable transaction terms);”

3.         Section 4.2(b) of the Plan is hereby amended and restated in its entirety to read:

“(b)    the maximum aggregate number of shares of Common Stock that will be available for issuance pursuant to Incentive Awards, other than Options or Stock Appreciation Rights, under this Plan will be 977,778 shares (except in the case of Incentive Awards granted as a result of the Company’s assumption or substitution of like awards issued by any acquired, merged or consolidated entity pursuant to the applicable transaction terms); and”

4.         Except as modified herein, all other terms and conditions of the Plan shall remain in full force and effect, and in the event of a conflict between this Amendment and the Plan, this Amendment shall control.